Exhibit 10(c).

                              NORWEST CORPORATION
                       ELECTIVE DEFERRED COMPENSATION PLAN
                          FOR MORTGAGE BANKING EXECUTIVES

The Norwest Corporation Elective Deferred Compensation Plan for Mortgage Banking Executives shall be established by Norwest Corporation as a non-qualified compensation deferral plan.

1. Eligibility. Each employee of Norwest Mortgage, Inc. or its subsidiaries (the "Company"), a subsidiary of Norwest Corporation (the "Corporation"), or of any subsidiary of the Corporation or its subsidiaries substantially involved in the mortgage banking business who participates in an incentive compensation plan requiring mandatory deferral of incentive compensation shall be eligible to participate in the Norwest Corporation Elective Deferred Compensation Plan for Mortgage Banking Executives (the "Plan"). Mandatory deferrals of incentive compensation as required by the Participant's primary compensation plan shall be accomplished pursuant to the appropriate compensation plan, and voluntary deferrals, if any, shall be subject to the terms of this Plan.

2. Deferral of Compensation. An Eligible Employee may elect to defer any or all of his or her available Compensation that he or she may earn from the Corporation or its subsidiaries during the calendar year (the "Deferral Year") following the year in which the Deferral Election (as defined in Section 3(a)) is made; provided however, that any other payroll deductions elected by the Eligible Employee (such as payments for welfare or retirement benefits or insurance), including FICA taxes,
shall be made before any deferrals are made under this Plan.   Such
election shall be made pursuant to Section 3. Available Compensation shall include (but not be limited to) a Participant's salary, that portion of the Participant's annual incentive compensation not mandatorily deferred as required by the Participant's primary compensation plan and vesting portions of PDA Deferral Accounts as described in Section 5 hereunder.

3.  Election to Participate and Defer Compensation.

a) Participation. An Eligible Employee becomes a Participant in the Plan by filing not later than December 15 of the year preceding the Deferral Year an irrevocable election (the "Deferral Election") with the Plan Administrator (as defined in Section 11) on a form provided for that purpose. An Eligible Employee who has made a Deferral Election under this Section for any year and has a Deferral Account (as defined in Section 4) is deemed a "Participant." The Deferral Election shall be effective only for the Deferral Year specified. A new Deferral Election must be filed for each Deferral Year. An Eligible Employee may also become a Participant by filing a PDA Deferral Election as described in
Section 5.

b) Deferral Election. The Deferral Election shall consist of two parts: 1) the deferral of incentive pay which is earned throughout the year and paid after the end of the year, and 2) the deferral of base pay or incentives, which are paid on a periodic basis during the year. The employee shall specify in the Deferral Election a) an amount to be deferred, expressed either as a percentage or a dollar amount of Compensation otherwise payable in cash to the employee; b) an earnings

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option (or options) as described in Section 4; and c) distribution options described in Section 7.

c) Initial Deferral Election or Initial Eligibility. A newly Eligible Employee must make a Deferral Election within thirty days of the date the employee becomes eligible to participate in the Plan to defer compensation earned in the current year.

4.   Deferral Account

a) Earnings Options. The earnings options available for selection in the Deferral Election are as follows:

i) "Phantom Stock Option", wherein the Account balance earns as though it were invested in Norwest Corporation Common Stock ("Common Stock").

ii) Norwest Bank Minnesota, N.A. one-year certificate of deposit option ("CD Option").

iii) A selection of registered investment companies chosen by the Employee Benefit Review Committee of the Corporation ("Fund Option").
A Participant may choose to allocate amounts credited to his or her account under the Plan (the "Elective Deferral Account") among the earnings options in increments of five (5) percent. The allocation of earnings options must be made by the Participant in advance of each Deferral Year and, once made, cannot be changed for the deferred Compensation. If the Participant makes no earnings option election, the Participant will be deemed to have selected the Phantom Stock Option for that Deferral Year.

b) Periodic Credits. On each pay day on which the deferred Compensation would otherwise be paid to a Participant, the Participant shall receive a credit to his or her Deferral Account. The amount of each credit shall be equal to the amount deducted from the Participant's paycheck according to his or her Deferral Election, and each credit shall be accounted for based on the earnings options selected by the Participant in the Deferral Election. In the case of the Phantom Stock Option, the credit shall be a number of units each equal in value to a share of Common Stock ("Phantom Shares") determined in accordance with paragraph 6(b) below.

c) Adjustments. That portion of a Participant's Deferral Account which is accounted for under each earnings option shall be further adjusted by an amount determined in accordance with the respective earnings option as follows:

i) CD Option. Adjustments under the CD Option shall be made monthly as of the last day of each month. The amount of the adjustment for the CD Option shall be calculated by multiplying the Participant's average balance in the CD Option for the month by an earnings factor based on the interest rate for a Norwest Bank Minnesota, N.A. one-year certificate of deposit as determined from time to time by the Plan Administrator.

ii) Fund Option. Adjustments under any Fund Option shall be made monthly as of the last day of each month. The amount of the adjustment for a Fund Option shall be calculated by multiplying the Participant's average balance in the Fund Option for the month by an adjustment factor based

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on the reported positive or negative performance for the month of the registered investment company assets relating to the Fund Option selected.

iii) Phantom Stock Option. Adjustments under the Phantom Stock Option shall be made each time a dividend is paid on Common Stock in accordance with paragraph 6(c) below.

5. Deferral of vesting portions of mandatory deferrals. Elections to defer portions of a Participant's mandatory deferral account ("PDA Account") vesting under the terms of the Norwest Corporation Performance Deferral Award Plan for Mortgage Banking Executives, or from other plans which may be approved from time to time, shall be allowed, subject to all provisions of this Plan, the Norwest Corporation Performance Deferral Award Plan for Mortgage Banking Executives (the "PDA Plan) and the Participant's primary incentive compensation plan. A Participant with a PDA Account balance is entitled to make an irrevocable election (a "PDA Deferral Election") to defer of all or part of his or her vesting PDA Account balance to the Plan.

Such election must be made on a form provided for that purpose and accepted by the Plan Administrator by March 31 of the year prior to the year in which the portion of the PDA vests and would otherwise be payable under the provisions of the PDA Plan. A PDA Deferral Election is separate from any other Deferral Election. Compensation deferred according to a PDA Deferral Election is subject to Earnings and Distribution Options recorded only on the PDA Deferral Election and is not subject to Earnings and Distribution Options recorded on the Deferral Election for any Plan Year.

6.  Phantom Stock Option.

a) Accounting. All periodic credits and all adjustments to a Participant's Deferral Account under the Phantom Stock Option shall be credited in Phantom Shares. Phantom Shares shall be rounded to the nearest one-hundredth of a Phantom Share.

b) Determination of Number of Phantom Shares.   The number of Phantom
Shares credited to a Participant's Deferral Account under the Phantom Stock Option shall be determined by dividing the amount of each periodic credit by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the last day of each month (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it was open).

c) Adjustments Based on Dividends.  Adjustments under the Phantom Stock
Option shall be made each time a dividend is paid on Common Stock.   The
number of Phantom Shares credited to a Participant's Deferral Account for such adjustments shall be determined by multiplying the dividend amount per share of Common Stock by the number of Phantom Shares credited to the Participant's Deferral Account as of the record date for the dividend and dividing the product by the average of the high and low prices per share of Common Stock reported on the consolidated tape of the New York Stock Exchange on the dividend payment date (or, if the New York Stock Exchange is closed on that date, on the next preceding date on which it was open).

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d)  Adjustments for Certain Changes in Capitalization.  If the
Corporation shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the Phantom Shares credited under the Plan shall be increased, decreased, or changed in like manner as if such Phantom Shares had been issued and outstanding, fully paid, and nonassessable Common Stock at the time of such occurrence.

7. Distributions. Payment of Deferral Accounts shall be made pursuant to the Participant's Deferral Election, subject to the following:

a) Upon retirement or a date certain. A Participant may designate in the Deferral Election distribution of the Deferral Account in either a lump sum or annual installments for a period of years not to exceed ten if the Participant elects distribution to be made either :

1) following his or her regular retirement date or early retirement as defined in Sec. 6.1 or 6.2 of the Norwest Corporation Pension Plan, or
2)  in the year or years of the Participant's choosing.

b) Upon death. If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment of the balance in the Deferral Account shall be made in a lump sum on the date 90 days after the date of the Participant's death to such Participant's estate or, if the Participant has designated a beneficiary in writing and the written designation has been delivered to and accepted by the Plan Administrator prior to the Participant's death, to such beneficiary.

c) Upon disability. If a Participant becomes disabled, as described by the Norwest Corporation Long-Term Disability Plan, payment of the balance in the Deferral Account shall be made according to the Deferral Election, either

1)  in a lump sum 60 days after the date of disability,
2) in a lump sum on the February 28 of the first full calendar year following the year in which the Participant becomes disabled,
3) in two to ten annual installments beginning February 28 of the first full calendar year following the year in which the Participant becomes disabled, or
4) on the date when the distribution would have been made had the Participant not become disabled.

c) Upon other termination of employment. If a Participant terminates employment with the Corporation, the Company, or any subsidiary or affiliate thereof prior to regular or early retirement as defined in
Section 6.1 or 6.2 of the Norwest Corporation Pension Plan or disability as described in the Norwest Corporation Long-Term Disability Plan, payment of the balance in the Deferral Account shall be made according to the Deferral Election, either

1)  in a lump sum 60 days after the date of termination,
2) in a lump sum on the February 28 of the first full calendar year following the year in which the Participant's employment terminates,

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3)  in two to ten annual installments beginning February 28 of the first full calendar year following the year in which the Participant's employment terminates, or
4) on the date when the distribution would have been made had the Participant's employment not terminated.

d) Early Withdrawal. A Participant who wishes to receive payment of all or part of his or her deferred Compensation on a date earlier than that specified in the Deferral Election may do so by filing a request for early withdrawal with the Plan Administrator. In fulfilling the request, the Plan Administrator will distribute an amount equal to (i) the entire amounts credited to the Participant's Deferral Account for a number of Deferral Years sufficient to cover the amount requested, beginning with the earliest Deferral Year in which the Participant participated in the Plan, less (ii) an early withdrawal penalty equal to 10% of the amounts credited for such Year(s). The amount distributed will never be less than the entire amount credited including adjustments for the full Deferral Year or Years less the 10% early withdrawal penalty. In determining the sequence of deferrals for purposes of early withdrawal, any amount deferred according to a PDA Deferral Election will be considered effective as of the day that amount was deferred.
The Participant shall permanently forfeit the early withdrawal penalty and shall forfeit eligibility to make Deferral Elections for the two calendar years following the year in which the early withdrawal is requested. In no case shall an early withdrawal cause a current Deferral Election to be suspended or canceled. A Participant may not request more than one early withdrawal per calendar year.

e) Form of distributions. All distributions shall be payable in cash for all Deferral Accounts, regardless of the earnings options elected. Distributions shall be made in lump sums unless an election has been duly made and accepted to have distributions paid in installments following retirement or disability.

f)  Valuation of Deferral Accounts for distribution.

i) Amounts paid on any February 28 (or the next preceding business day if February 28 is not a business day) shall be determined based on the Participant's Deferral Account balance and/or on the price of Common Stock determined pursuant to Section 6 as of the preceding December 31 (or the next preceding business day if December 31 is not a business day). Amounts paid as of any other date on which a distribution is made shall be determined based on the Participant's Deferral Account balance and/or on the price of Common Stock determined pursuant to Section 6 as of the end of the month in which the event which triggers distribution occurs

ii) The amount of each installment payment shall be a fraction of the value of the Participant's Deferral Account as of the December 31 preceding the date of the installment payment (or the next preceding business day if December 31 is not a business day), the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed ten) minus the number of installments previously paid. The balance remaining in the Deferral Account shall continue to be adjusted based on the earnings options selected by the Participant in the Deferral Election until the Deferral Account is paid out in full. All installment payments will be made by

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pro rata withdrawals from each earnings option elected by the
Participant.

g)  Timing of distributions.

i) All lump sum distributions shall be made as designated in the Deferral Election on either February 28 (or the next preceding business day if February 28 is not a business day) of the year designated in the Deferral Election or on the date 60 days following the occurrence of the event which triggers distribution.

ii) All annual installment distributions shall be made on February 28 (or the next preceding business day if February 28 is not a business day), commencing on February 28 of the calendar year following disability or retirement.

8. Non-assignability. No right to receive cash payments under the Plan shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or rules thereunder. The designation of a beneficiary by a Participant does not constitute a transfer.

9. Withholding of Taxes. Payments under this Plan shall be subject to the deduction of the amount of any federal, state, or local income taxes, Social Security tax, Medicare tax, or other taxes required to be withheld from such payments by applicable laws and regulations.

10. Unsecured Obligation. Benefits payable under this Plan shall be an unsecured obligation of the Corporation.

11. Administration. The Plan shall be administered by the Senior Vice President of Human Resources (the "Plan Administrator") or his or her delegate, who shall have the authority to interpret the Plan, to adopt procedures for implementing the Plan, and to determine adjustments under the Plan.

12.  Effective Date.  The effective date of the Plan shall be January 1,
1995.

13. Amendment and Termination. The Human Resources Committee of the Corporation's Board of Directors or the Chairman, President or any Executive or Senior Vice President may at any time terminate, suspend, or amend this Plan. No such action shall deprive any Participant of any benefits to which he or she would have been entitled under the Plan if termination of the Participant's employment had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.

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